UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lotus Technology Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 800 Century Avenue
Pudong District, Shanghai 200120
 People’s Republic of China
 +86 21 5466-6258

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing one ordinary share
The Nasdaq Stock Market LLC
Ordinary shares, par value US$0.00001 per share*	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one American depositary share	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American depositary shares on The Nasdaq Global Market. The American depositary shares represent ordinary shares and are registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6, as amended (Registration No. 333-275006). Accordingly, the American depositary shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-275001 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities being registered are set forth in “Description of LTC Securities” and “Description of American Depositary Shares” in the proxy statement/prospectus forming a part of the registration statement on Form F-4, as originally filed with the Securities and Exchange Commission on October 16, 2023, as amended from time to time (Registration No. 333-275001) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein. Copies of such description will be filed with the Nasdaq Stock Market LLC.

Item 2.	Exhibits.

No exhibits are required to be filed because the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Lotus Technology Inc.

By:	/s/ Alexious Kuen Long Lee
	Name:	Alexious Kuen Long Lee
	Title:	Director and Chief Financial Officer

Date: February 22, 2024